Exhibit 32.1

VELVET ROPE SPECIAL EVENTS, INC.

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of  VELVET ROPE SPECIAL EVENTS, INC.,  (the “Company”), for the period ended June 30, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Maneeja Noory, Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 31, 2009

By:	/s/Maneeja Noory
Maneeja Noory
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)